Exhibit 3.640
ARTICLES OF INCORPORATION
FOR
MANUMIT OF FLORIDA, INC.
     The undersigned, desiring to form a corporation in accordance with Chapter 607, Florida Statutes, the Florida General Corporation Act, adopts and files the following Articles of Incorporation.
Article One
NAME
The name of this corporation shall be:
MANUMIT OF FLORIDA, INC.
Article Two
PRINCIPAL OFFICE OF CORPORATION
     The street address of the principal place of business of the corporation is not known at this time. The mailing address of the corporation shall be 22001 Hoover Road, Warren, Michigan 48089.
Article Three
PURPOSE
     The corporation is formed for the purpose of transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes.
Article Four
DURATION
The term of existence of the corporation is perpetual.
Article Five
ISSUANCE OF SHARES
     The number of shares of stock that the corporation is authorized to have outstanding at any one time is 1000 with a par value of $1.00 each.

Article Six
REGISTERED AGENT
     The location and address of the corporation’s initial registered office in Florida is 108 North Magnolia Avenue, Ocala, Florida 34470. The initial registered agent at the registered office is Stephen P. Lee.
Article Seven
INCORPORATOR
     The name and street address of the incorporator to these articles of incorporation is:
Dominic Campo
22001 Hoover Road
Warren, Michigan 48089
Article Eight
INITIAL DIRECTORS
     The name and street address of the initial director of the corporation is:
Dominic Campo
22001 Hoover Road
Warren, Michigan 48089
Article Nine
AMENDMENT
     These articles of incorporation may be amended at any time in a manner now, or subsequently permitted by statute Any change authorized by the holders of shares entitling them to exercise the majority of the voting power of the corporation, or any greater number that may then be required by statute, shall be binding on every shareholder of the corporation as fully as if each shareholder had voted for the change.
     In WITNESS WHEREOF the undersigned has signed these articles of incorporation on this 8 day of July, 1993.

/s/ DOMINIC CAMPO
DOMINIC CAMPO

STATE OF FLORIDA
COUNTY OF MARION
     The foregoing instrument was acknowledged before me this 8th day of July, 1993, by DOMINIC CAMPO, who is personally known to me or produced                                          as identification and who did not take an oath.
My commission expires:

Illegible
Notary Public - State of Florida

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Typed or Printed name of Notary
ACCEPTANCE OF REGISTERED AGENT
OF
MANUMIT OF FLORIDA, INC.
     Having been named to accept service of process for MANUMIT OF FLORIDA, INC., at the place designated above in these articles of incorporation, I agree to act in this capacity and agree to comply with the provisions of Section 48.091, Florida Statutes, as well as all other statutes relating to the proper and complete performance of my duties. I am familiar with and accept the obligations of my position as registered agent
DATED this 8 day of July, 1993.

/s/ STEPHEN P. LEE
STEPHEN P. LEE

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